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                                                                     Exhibit 5.1

                      [Letterhead of Davis Polk & Wardwell]

                                                                  March 24, 2004

Ultra Clean Holdings, Inc.
150 Independence Drive
Menlo Park, California 94025

Ladies and Gentlemen:

      Ultra Clean Holdings, Inc., a Delaware corporation (the "COMPANY"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") for the purpose of registering under the Securities Act of 1933, as amended (the "SECURITIES ACT"), 6,000,000 shares of common stock, par value $0.001 per share (the "FIRM SECURITIES"), as well as 900,000 shares of common stock, par value $0.001 per share, which may be sold by the selling stockholder (the "SELLING STOCKHOLDER") subject to the underwriters' over-allotment option (the "OPTION SECURITIES" and, together with the Firm Securities, the "SECURITIES"), as described in the Registration Statement.

      We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that:

          (i) When the price at which the Securities to be sold by the Company has been approved by or on behalf of the Board of Directors of the Company and when the Securities to be sold by the Company have been duly issued in the manner described in the Registration Statement and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Registration Statement, the Securities to be sold by the Company will be duly authorized, validly issued, fully paid and non-assessable.

          (ii) The Securities to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above, and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement, without admitting that we are experts within the meaning of the Securities Act.

                                        Very truly yours,

                                        /s/ Davis Polk & Wardwell